Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

NewsRelease

LYDALL ANNOUNCES THIRD QUARTER 2020 RESULTS;
STRONG CASH FLOW FROM OPERATIONS; FILTRATION DEMAND ACCELERATES; RESTRUCTURING ACTIONS TAKEN TO FOCUS BUSINESS

MANCHESTER, CT - OCTOBER 27, 2020 - LYDALL, INC. (NYSE: LDL) today announced financial results for the third quarter ended September 30, 2020.

FINANCIAL HIGHLIGHTS - Q3 2020 vs. Q3 2019

GAAP Financial Data

•Year to date cash flow from operations of $74.6 million, compared to $63.0 million
–Third quarter ending cash balance of $122.0 million, compared to $51.3 million at December 31, 2019
•Net sales of $207.1 million, up 0.9%
•Gross margin of 18.3%, up 60 basis points
•Operating loss of ($9.3) million, compared to operating income of $7.4 million
–Includes restructuring charges of $15.0 million in Q3-2020
•Loss per share of ($0.67), compared to earnings per share of $0.17
–Includes restructuring charges of $0.65 in Q3-2020

Non-GAAP Data*

•Adjusted EBITDA of $17.6 million, compared to $20.9 million
–Adjusted EBITDA margin of 8.5%, down 170 basis points
•Organic sales growth of 0.3%
•Adjusted gross margin of 18.3%, up 50 basis points
•Adjusted operating income of $5.7 million, compared to $7.6 million
•Adjusted loss per share of ($0.02), compared to adjusted earnings per share of $0.19

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

“Lydall delivered solid financial performance and exceptional cash flow in a challenging quarter. The Company demonstrated its continued ability to execute by delivering profitable growth in specialty filtration, announcing restructuring projects which simplify and focus the portfolio, and generating healthy free cash flow of over $29 million," Sara A. Greenstein, President and Chief Executive Officer, said.

"Robust demand for specialty filtration products continued, with sales in Performance Materials’ (“PM”) Filtration sub-segment up 38% compared to prior year, driving an adjusted EBITDA margin of almost 21% in the segment. Our global meltblown assets are at full capacity, and we are on schedule to be fully operational early next year on the first of two new domestic meltblown assets. This is expected to be a strong and immediate contributor to 2021 EBITDA as its capacity has been fully committed under long term contracts. Furthermore, we announced additional capital investment in fine fiber meltblown capability in our Saint-Rivalain, France facility to serve the indoor air quality and PPE markets in Europe. This investment will be supported by up to 30% co-funding from France’s Ministry of Economy and Finance."

"Global auto demand rebounded sharply in the third quarter driving a surge in our Thermal Acoustical Solutions (“TAS”) business, which more than doubled sales from the second quarter. Volumes in North America were up over 150% sequentially as a result of Lydall’s exposure to light truck and SUV platforms. At the same time, the Company began to experience an increase in COVID-19 cases, particularly at its North American operation, resulting in workforce shortages and other operational inefficiencies causing higher overtime, outsourcing costs, and logistics costs, some of which will continue through the fourth quarter," said Ms. Greenstein. “We continue to be vigilant in protecting the health, safety and well-being of our entire workforce while balancing the increasing demands of our automotive customers.”

Ms. Greenstein concluded, "In addition, we took decisive action to rationalize the manufacturing footprint in our Performance Materials business by announcing the closure of two underperforming facilities in Europe and eliminating an unprofitable domestic product line. These initiatives should not only result in accretive margins going forward but also help Lydall focus critical resources on higher return opportunities."

Q3 2020 Consolidated Results

Net sales of $207.1 million increased by $1.8 million, or 0.9% compared to the third quarter of 2019. Organically, sales were up 0.3%, led by 11.4% organic growth in PM, offset by softer demand in the Technical Nonwovens ("TNW") segment and a modest year over year decline in TAS. Gross margin of 18.3% in the quarter grew by 50 basis points year-over-year. Randall B. Gonzales, Executive Vice President and Chief Financial Officer, stated, "continued strong demand for specialty filtration added $8.5 million of sales, and combined with favorable pricing and productivity, PM results expanded consolidated gross margin by 330 basis points. As noted, while sales in TAS more than doubled sequentially, the COVID-19 related labor shortages increased costs in the TAS segment negatively impacting consolidated gross margin by approximately 160 basis points."

Operating loss of $9.3 million included $15.0 million of one-time charges related to restructuring actions in the PM segment. These actions included non-cash asset write-offs of $5.5 million to exit under-performing product lines and rationalizing the manufacturing footprint of the segment. Adjusted for these charges, consolidated operating income was $5.7 million.

Adjusted EBITDA margin in PM was 20.5%, up 880 basis points from prior year and 100 basis points from second quarter on favorable mix of high margin specialty filtration products. EBITDA margin of 14.2% in the TNW segment was down 230 basis points on lower volumes and absorption. Finally, EBITDA margin of 4.8% in TAS was unfavorably impacted by COVID-19 related costs, but the business improved significantly from second quarter, which was in a net loss position. Mr. Gonzales commented, "PM continues to provide strong tailwinds to our earnings, and despite the current disruptions in TAS, we feel the business is well positioned to succeed as automotive volumes stabilize in 2021."

Liquidity

Net cash provided by operations in the third quarter of 2020 was $34.2 million driven by continued working capital management initiatives, accounts receivable factoring, and payroll tax deferral under the CARES Act. Mr. Gonzales concluded, "Our operating results and disciplined approach to working capital management continue to drive strong cash flow to fund our strategic investments in fine fiber meltblown capacity to address the specialty filtration market, while providing a strong liquidity position." The Company’s cash balance was $122.0 million as of September 30, 2020, compared to $92.5 million at June 30, 2020. Debt balance at September 30, 2020 was $283.0 million, and the Company's net leverage ratio was 3.4.

Outlook

Ms. Greenstein commented, "As we approach the end of 2020 and look forward to 2021, we continue to see sustaining, long-term demand for specialty filtration media. Beyond the opportunities created by the push from governments around the world to localize critical PPE supply chains and the long-term contracts and government support Lydall has secured in support of this effort, we are at the forefront of the structural shift in the market for higher efficiency filtration for indoor air quality applications. We are expanding our innovation capabilities and talent by investing in our Specialty Filtration Center of Excellence, co-located at our Rochester, NH production facility to rapidly develop high performance filtration media to serve the new filtration standards for indoor air quality worldwide. We are partnering with our largest customers to develop these innovative next generation filtration solutions.

“Lydall is at the beginning of a transformational journey. We have sharpened our focus by taking deliberate actions to reshape our portfolio that drive higher returns for our shareholders. These actions marked the start of a disciplined process which will include optimization of current product lines and re-alignment of resources to focus on strategic growth opportunities like specialty filtration where our product expertise and innovation provide clear competitive advantages.” Ms. Greenstein concluded, “We look forward to discussing the value creation roadmap at our upcoming Investor Day in December, showing how we will enhance margins, further increase our healthy cash flow, and intentionally direct capital towards high margin engineered materials and solutions that promote a cleaner, quieter, safer world."

Conference Call

Lydall will host a conference call on October 28, 2020 at 10:00 a.m. Eastern Time to discuss results its third quarter ended September 30, 2020 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations Section. A recording of the call will be available from 12:00 p.m. Eastern Time on October 28, 2020 through 11:59 p.m. Eastern Time on November 4, 2020 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, access code 10149285. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for 2020, the expected impact of the coronavirus pandemic (COVID-19) on the Company's businesses, and optimizing profit and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2019.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Headquartered in Manchester, Connecticut with global manufacturing operations, Lydall delivers value-added engineered materials and specialty filtration solutions that promote a cleaner, quieter and safer world. We partner with our customers to develop bespoke, high-performing and efficient solutions that are adaptable and scalable to meet their needs. Lydall is a New York Stock Exchange-listed company. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

For further information:
Media:	Investors:
Danielle Orsino	Brendan Moynihan
Vice President, Investor Relations
Telephone 949-365-6609	Telephone 860-646-1233
Facsimile 860-646-4917
danielle@dynamisadvisors.com	info@lydall.com
www.lydall.com
-More-

Summary of Operations
In thousands except per share data
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales	$207,085	$205,274	$553,772	$644,110
Cost of sales	169,155	168,918	448,856	520,423
Gross profit	37,930	36,356	104,916	123,687

Selling, product development and administrative expenses	32,227	28,909	95,418	94,011
Impairment of goodwill and other long-lived assets	—	—	61,109	—
Restructuring expenses	14,984	—	14,984	—
Operating (loss) income	(9,281)	7,447	(66,595)	29,676

Employee benefit plans settlement expenses	—	186	385	25,701
Interest expense	4,537	3,666	11,870	11,025
Other expense (income), net	276	(885)	106	(1,359)
(Loss) income before income taxes	(14,094)	4,480	(78,956)	(5,691)

Income tax (benefit) expense	(2,334)	1,574	(4,944)	(5,519)
Income from equity method investment	(50)	(98)	(24)	(120)
Net (loss) income	$(11,710)	$3,004	$(73,988)	$(52)

(Loss) earnings per share:
Basic	$(0.67)	$0.17	$(4.26)	$0.00
Diluted	$(0.67)	$0.17	$(4.26)	$0.00

Weighted average number of common shares outstanding	17,384	17,270	17,364	17,264
Weighted average number of common shares and equivalents outstanding	17,384	17,330	17,364	17,264

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Sales

Performance Materials Segment	$67,817	$60,000	$191,510	$189,682
Technical Nonwovens Segment (1),(2)	58,509	63,912	167,919	198,596
Thermal Acoustical Solutions	85,523	87,926	206,732	275,511
Eliminations and Other (2)	(4,764)	(6,564)	(12,389)	(19,679)
Consolidated Net Sales	$207,085	$205,274	$553,772	$644,110

Operating Income

Performance Materials Segment (3)	$(6,759)	$712	$(58,257)	$5,474
Technical Nonwovens Segment (1),(2),(4)	5,061	7,165	15,558	19,743
Thermal Acoustical Solutions	1,174	5,022	517	21,870
Corporate Office Expenses	(8,757)	(5,452)	(24,413)	(17,411)
Consolidated Operating (Loss) Income	$(9,281)	$7,447	$(66,595)	$29,676

(1) The Technical Nonwovens segment reports the results of Geosol through the date of disposition of May 9, 2019.

(2) Included in the Technical Nonwovens segment and Eliminations and Other is the following:
•$3.9 million and $4.3 million in intercompany sales to the Thermal Acoustical Solutions segment for the three-months ended September 30, 2020 and 2019, respectively.
•10.2 million and 13.6 million in intercompany sales to the Thermal Acoustical Solutions segment for the nine-months ended September 30, 2020 and 2019, respectively.

(3) Included in the Performance Materials segment is the following:
•$61.1 million of impairment charges related to goodwill and other long-lived assets for the nine-month period ended September 30, 2020.
•$14.8 million restructuring charges for the three and nine-month periods ending September 30, 2020.
•$4.0 million and $4.1 million of intangible assets amortization for the three-month periods ended September 30, 2020 and 2019, respectively.
•$11.9 million and $12.2 million of intangible assets amortization for the nine-month periods ended September 30, 2020 and 2019, respectively.

(4) Included in the Technical Nonwovens segment is the following:
•$1.2 million and $1.3 million of intangible assets amortization for the three-months ended September 30, 2020 and 2019, respectively.
•$3.5 million and $3.8 million of intangible assets amortization for the nine-months ended September 30, 2020 and 2019, respectively.

Financial Position
In thousands except ratio data
(Unaudited)
	September 30, 2020	December 31, 2019

Cash and cash equivalents	$122,043	$51,331
Working capital	$169,149	$153,739
Total debt	$283,039	$272,641
Stockholders' equity	$248,313	$318,420
Total capitalization	$531,352	$591,061
Total debt to total capitalization	53.3%	46.1%

Cash Flows
In thousands	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	September 30,		September 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$34,198	$26,745	$74,613	$62,964
Net cash used for investing activities	$(4,189)	$(6,947)	$(16,269)	$(23,772)
Net cash (used for) provided by financing activities	$(2,774)	$(13,018)	$10,708	$(38,230)
Depreciation and amortization	$17,507	$12,681	$42,349	$36,682
Capital expenditures	$(5,068)	$(6,949)	$(20,540)	$(27,236)

Common Stock Data
	For the Three Months Ended September 30,
	2020	2019

High	$22.27	$26.99
Low	$12.41	$18.02
Close	$16.54	$24.91
During the third quarter of 2020, 9,110,527 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
In thousands	2020	2019	2020	2019

Net sales	$207,085	$205,274	$553,772	$644,110
Net sales, adjusted	$207,085	$205,274	$553,772	$644,110

Gross profit, as reported	$37,930	$36,356	$104,916	$123,687
TNW restructuring expenses	—	88	—	480
Reduction-in-force severance expenses	—	—	127	—
Gross profit, adjusted	$37,930	$36,444	$105,043	$124,167

Gross margin, as reported	18.3%	17.7%	18.9%	19.2%
Gross margin, adjusted	18.3%	17.8%	19.0%	19.3%

Operating (loss) income, as reported	$(9,281)	$7,447	$(66,595)	$29,676
Strategic initiatives expenses	—	—	3,138	1,246
TNW restructuring expenses	—	117	—	591
Impairment of goodwill and long-lived assets	—	—	61,109	—
Reduction-in-force severance expenses	—	—	257	—
PM restructuring expenses	14,984	—	14,984	—
Operating income, adjusted	$5,703	$7,564	$12,893	$31,513

Operating margin, as reported	(4.5)%	3.6%	(12.0)%	4.6%
Operating margin, adjusted	2.8%	3.7%	2.3%	4.9%

(Loss) earnings per share, as reported	$(0.67)	$0.17	$(4.26)	$—
Strategic initiatives expenses	$—	$—	$0.18	$0.07
TNW restructuring expenses	$—	$0.01	$—	$0.03
Impairment of goodwill and long-lived assets	$—	$—	$3.52	$—
Reduction-in-force severance expenses	$—	$—	$0.02	$—
PM restructuring expenses	$0.86	$—	$0.86	$—
Employee benefit plans settlement expenses	$—	$0.01	$0.02	$1.48
Gain on sale from a divestiture	$—	$—	$—	$(0.08)
Tax effect of above adjustments	$(0.21)	$—	$(0.43)	$(0.61)
Diluted (loss) earnings per share, adjusted	$(0.02)	$0.19	$(0.09)	$0.89

This press release reports adjusted results for the three and nine months ended September 30, 2020 and 2019, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens and Performance Materials segments, impairment charges in the Performance Materials segment, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, non-cash impairment charges, reduction-in-force severance expenses, employee benefit plans settlement expenses, and gain on sale from a divestiture.

	For the Three Months Ended September 30, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(11,710)
Interest expense						4,537
Income tax benefit						(2,334)
Other expense, net						276
Income from equity method investment						(50)
Operating (loss) income	$(6,759)	$5,061	$1,174	$(524)	$(8,757)	$(9,281)
Depreciation and amortization (1)	5,847	3,215	2,892	11,954	124	12,078
Other expense, net	—	—	—	—	276	276
Income from equity method investment	—	(50)	—	(50)	—	(50)
EBITDA	$(912)	$8,326	$4,066	$11,480	$(8,909)	$2,571
% of net sales	(1.3)%	14.2%	4.8%	5.4%		1.2%

PM restructuring expenses (1)	14,790	—	—	14,790	194	14,984
EBITDA, adjusted	$13,878	$8,326	$4,066	$26,270	$(8,715)	$17,555
% of net sales	20.5%	14.2%	4.8%	12.4%		8.5%

	For the Three Months Ended September 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$3,004
Employee benefits plans settlement expense						186
Interest expense						3,666
Income tax expense						1,574
Other income, net						(885)
Income from equity method investment						(98)
Operating income (loss)	$712	$7,165	$5,022	$12,899	$(5,452)	$7,447
Depreciation and amortization	6,290	3,162	2,726	12,178	148	12,326
Employee benefits plans settlement expense	—	—	—	—	186	186
Other income, net	—	—	—	—	(885)	(885)
Income from equity method investment	—	(98)	—	(98)	—	(98)
EBITDA	$7,002	$10,425	$7,748	$25,175	$(4,605)	$20,570
% of net sales	11.7%	16.3%	8.8%	11.9%		10.0%

TNW restructuring expenses	—	117	—	117	—	117
Employee benefit plans settlement expenses	—	—	—	—	186	186
EBITDA, adjusted	$7,002	$10,542	$7,748	$25,292	$(4,419)	$20,873
% of net sales	11.7%	16.5%	8.8%	11.9%		10.2%

	For the Nine Months Ended September 30, 2020
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(73,988)
Employee benefit plans settlement expenses						385
Interest expense						11,870
Income tax benefit						(4,944)
Other expense, net						106
Income from equity method investment						(24)
Operating (loss) income	$(58,257)	$15,558	$517	$(42,182)	$(24,413)	$(66,595)
Depreciation and amortization (1)	18,056	9,347	8,323	35,726	388	36,114
Employee benefit plans settlement expenses	—	—	—	—	385	385
Other expense, net	—	—	—	—	106	106
Income from equity method investment	—	(24)	—	(24)	—	(24)
EBITDA	$(40,201)	$24,929	$8,840	$(6,432)	$(24,516)	$(30,948)
% of net sales	(21.0)%	14.8%	4.3%	(1.1)%		(5.6)%

Strategic initiatives expenses	$—	$—	$—	$—	$3,138	$3,138
Impairment of goodwill and long-lived assets	61,109	—	—	61,109	—	61,109
Reduction-in-force severance expenses	—	—	257	257	—	257
PM restructuring expenses (1)	14,790	—	—	14,790	194	14,984
Employee benefit plans settlement expenses	—	—	—	—	385	385
EBITDA, adjusted	$35,698	$24,929	$9,097	$69,724	$(20,799)	$48,925
% of net sales	18.6%	14.8%	4.4%	12.3%		8.8%

	For the Nine Months Ended September 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(52)
Employee benefit plans settlement expenses						25,701
Interest expense						11,025
Income tax benefit						(5,519)
Other income, net						(1,359)
Income from equity method investment						(120)
Operating income (loss)	$5,474	$19,743	$21,870	$47,087	$(17,411)	$29,676
Depreciation and amortization	18,789	9,526	7,616	35,931	487	36,418
Employee benefit plans settlement expenses	—	—	—	—	25,701	25,701
Other income, net	—	—	—	—	(1,359)	(1,359)
Income from equity method investment	—	(120)	—	(120)	—	(120)
EBITDA	$24,263	$29,389	$29,486	$83,138	$(41,266)	$41,872
% of net sales	12.8%	14.8%	10.7%	12.5%		6.5%

Strategic initiatives expenses	$—	$—	$—	$—	$1,246	$1,246
TNW restructuring expenses	—	591	—	591	—	591
Employee benefit plans settlement expenses	—	—	—	—	25,701	25,701
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$24,263	$29,980	$29,486	$83,729	$(15,778)	$67,951
% of net sales	12.8%	15.1%	10.7%	12.6%		10.5%

(1) For purposes of these schedules, the depreciation and amortization expense for the three and nine-month periods ended September 30, 2020, excludes $5.3 million of accelerated depreciation of property, plant and equipment and other intangible assets in the PM segment since this expense is included in the restructuring expenses of $14.8 million.

Organic Sales
(Unaudited)

	Three Months Ended September 30, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	13.0%	(8.5)%	(2.7)%	0.9%
Acquisitions and divestitures	—%	—%	—%	—%
Change in tooling sales	0.1%	—%	(2.1)%	(0.9)%
Foreign currency translation	1.5%	1.2%	1.5%	1.5%
Organic sales growth	11.4%	(9.7)%	(2.1)%	0.3%

	Nine Months Ended September 30, 2020
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	1.0%	(15.4)%	(25.0)%	(14.0)%
Acquisitions and divestitures	0.4%	(0.1)%	—%	0.1%
Change in tooling sales	—%	—%	(2.8)%	(1.2)%
Foreign currency translation	—%	(0.7)%	—%	(0.2)%
Organic sales growth	0.6%	(14.6)%	(22.2)%	(12.7)%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.